Exhibit 99.2

ONEMAIN FINANCIAL HOLDINGS, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Position

(In millions of dollars, except share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and cash equivalents (including restricted cash of $390 and $147)	$1,011	$319
Investments (at fair value)	1,403	1,391
Consumer finance receivables:
Loans and accrued interest receivable	9,949	9,946
Unearned revenue and deferred costs	(1,464)	(1,510)
Unearned premium and claim reserves	(406)	(415)
Allowance for loan losses	(666)	(695)
Net consumer finance receivables	7,413	7,326
Deferred tax assets, net	338	313
Intangible assets	62	71
Premises and equipment, net	90	94
Other assets	248	232
Total assets	$10,565	$9,746

The following table summarizes the assets of the variable interest entities (“VIEs”) that are included in the Condensed Consolidated Statements of Financial Position above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs on the following page, and are in excess of those obligations. Additionally, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and cash equivalents	$390	$147
Net consumer finance receivables	7,065	2,179
Other assets	15	—
Total assets	$7,470	$2,326

Refer to the Notes to Condensed Consolidated and Combined Financial Statements.

ONEMAIN FINANCIAL HOLDINGS, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Position (continued)

(In millions of dollars, except share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
Liabilities and equity
Related party debt	$6	$3,249
Revolving line of credit - related party	284	—
Revolving line of credit - third party	1,136	—
Long-term debt	6,178	3,408
Insurance policy and claim reserves	532	549
Income taxes payable	59	506
Accounts payable, accrued expenses and other liabilities	147	101
Total liabilities	8,342	7,813
Commitments and contingencies (Note 19)
Equity:
Common stock ($1.00 par value, 1,000 shares issued and authorized at September 30, 2015 and December 31, 2014)	—	—
Additional paid-in capital	1,841	1,846
Retained earnings	364	43
Accumulated other comprehensive income	18	44
Total equity	2,223	1,933
Total liabilities and equity	$10,565	$9,746

The following table summarizes the liabilities of VIEs that are included in the Condensed Consolidated Statements of Financial Position above. The liabilities in the table below include third-party liabilities of consolidated VIEs only, and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of OneMain Financial Holdings, LLC and subsidiaries.

	September 30, 2015	December 31, 2014
	(Unaudited)
Liabilities
Revolving line of credit - related party	$284	$—
Revolving line of credit - third party	1,136	—
Long-term debt	4,695	1,933
Accounts payable, accrued expenses and other liabilities	8	24
Total liabilities	$6,123	$1,957

Refer to the Notes to Condensed Consolidated and Combined Financial Statements.

ONEMAIN FINANCIAL HOLDINGS, LLC AND SUBSIDIARIES

Condensed Consolidated and Combined Statements of Income

(Unaudited)

(In millions of dollars, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Finance interest and other charges	$525	$511	$1,542	$1,496
Investment revenue	14	16	42	46
Total interest revenue	539	527	1,584	1,542
Interest expense	80	48	232	162
Net interest revenue	459	479	1,352	1,380
Other non-interest revenue:
Insurance premiums	76	84	238	255
Realized gain on sales and impairments of investments, net	—	—	2	1
Other revenue	10	10	31	33
Total non-interest revenue	86	94	271	289
Total revenue, net of interest expense	545	573	1,623	1,669

Provisions for credit losses and for benefits and claims
Provision for credit losses	113	156	421	386
Policyholder benefits and claims	38	38	107	102
Total provisions for credit losses and for benefits and claims	151	194	528	488

Operating expenses
Compensation and benefits	77	70	231	216
Technology and communications	25	22	68	62
Occupancy	19	18	56	55
Advertising and marketing	28	21	69	55
Other operating	50	46	158	144
Total operating expenses	199	177	582	532
Income before income taxes	195	202	513	649
Provision for income taxes	69	74	192	234
Net income	$126	$128	$321	$415

Share data:
Weighted average shares outstanding	1,000	1,000	1,000	1,000
Earnings per share basic and diluted	$125,916	$127,268	$321,359	$414,638

Refer to the Notes to Condensed Consolidated and Combined Financial Statements.

ONEMAIN FINANCIAL HOLDINGS, LLC AND SUBSIDIARIES

Condensed Consolidated and Combined Statements of Comprehensive Income

(Unaudited)

(In millions of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$126	$128	$321	$415
Other comprehensive income (loss):
Net change in unrealized gains (losses) on investment securities, net of taxes	(9)	(8)	(17)	8
Net change in foreign currency translation adjustment, net of taxes	(4)	(3)	(9)	(2)
Total other comprehensive income (loss)	(13)	(11)	(26)	6
Comprehensive income	$113	$117	$295	$421

Refer to the Notes to Condensed Consolidated and Combined Financial Statements.

ONEMAIN FINANCIAL HOLDINGS, LLC AND SUBSIDIARIES

Condensed Consolidated and Combined Statements of Changes in Equity and Net Parent Investment

(Unaudited)

(In millions of dollars, except share data)

	Common stock		Additional paid-in	Retained	Net Parent	Accumulated other comprehensive	Total
	Shares	Amount	capital	earnings	investment	income (loss)	equity
Balance, January 1, 2015	1,000	$—	$1,846	$43	$—	$44	$1,933
Net income	—	—	—	321	—	—	321
Transfers to Parent	—	—	(5)	—	—	—	(5)
Other comprehensive loss, net of taxes	—	—	—	—	—	(26)	(26)
Balance, September 30, 2015	1,000	$—	$1,841	$364	$—	$18	$2,223

Balance, January 1, 2014	—	$—	$—	$—	$2,803	$44	$2,847
Net income	—	—	—	128	287	—	415
Transfers from Parent, net[1]	—	—	—	—	69	—	69
Conversion of Parents net investment into common stock	1,000	—	3,159	—	(3,159)	—	—
Other comprehensive income, net of taxes	—	—	—	—	—	6	6
Balance, September 30, 2014	1,000	$—	$3,159	$128	$—	$50	$3,337

1 Consists of transfers from Parent of $490 million partially offset by a transfer to Parent of real estate loans of $421 million.

Refer to the Notes to Condensed Consolidated and Combined Financial Statements.

ONEMAIN FINANCIAL HOLDINGS, LLC AND SUBSIDIARIES

Condensed Consolidated and Combined Statements of Cash Flows

(Unaudited)

(In millions of dollars)

	Nine Months Ended September 30,
	2015	2014[2]
Cash flows from operating activities
Net income	$321	$415
Adjustments to reconcile income to net cash from operating activities:
Net realized gain on sales of investments	(5)	(1)
Impairments of investments	3	—
Provision for credit losses	421	386
Depreciation and amortization	55	26
Deferred tax benefit	—	(6)
Net changes in other assets and liabilities	(405)	(57)
Net cash provided by operating activities	390	763
Cash flows from investing activities
Net increase in short-term investments	(42)	(98)
Purchases of investments	(278)	(161)
Proceeds from sales of investments	69	69
Proceeds from maturities of investments	192	124
Originations of consumer finance receivables[1]	(2,455)	(2,463)
Repayments of consumer finance receivables	1,912	1,881
Purchases of premises and equipment	(22)	(3)
Proceeds from sale of premises and equipment	13	—
(Increase) decrease in restricted cash	(243)	65
Net cash used in investing activities	(854)	(586)
Cash flows from financing activities
Debt issuance costs	(35)	(16)
Repayments of revolving line of credit - related party	(56)	—
Draws on revolving line of credit - related party	340	—
Repayments of revolving line of credit - third party	(224)	—
Draws on revolving line of credit - third party	1,360	—
Issuance of long-term debt, net	2,772	1,944
Net decrease in related party debt	(3,244)	(2,527)
Transfers from Parent	—	475
Net cash provided by (used in) financing activities	913	(124)
Increase in cash and cash equivalents	449	53
Cash and cash equivalents, beginning of year (excluding restricted cash of $147 and $188)	172	131
Cash and cash equivalents, end of period (excluding restricted cash of $390 and $123)	$621	$184
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$185	$160
Income taxes	666	348
Supplemental schedule of non-cash investing and financing activities:
Purchase of technology assets	—	(80)
Transfers (to) from Parent	(5)	15
Transfer to Parent of real estate loans	—	(421)

1 Originations of consumer finance receivables are presented net of payoffs on loans that were refinanced into a new loan.

2 Certain reclassifications have been made to the prior period to conform to the current period presentation. See Note 2 for additional information.

Refer to the Notes to Condensed Consolidated and Combined Financial Statements.

NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(1) Organization and Business

The accompanying Condensed Consolidated and Combined Financial Statements primarily include OneMain Financial Holdings, LLC (“OMFH”)(formerly OneMain Financial Holdings, Inc.), a holding company, and its wholly owned subsidiaries OneMain Financial, Inc. (DE)(“OMFI”), American Health and Life Insurance Company (“AHL”) and Triton Insurance Company (“Triton”), (collectively “OneMain Financial Holdings, LLC and subsidiaries” or “the Company”). The Company is a wholly owned subsidiary of CitiFinancial Credit Company (“CCC” or “Parent”), which is a wholly owned subsidiary of Associates First Capital Corporation, an indirect subsidiary of Citigroup, Inc. (“Citigroup”).

On May 26, 2015, OneMain Financial Holdings, Inc. was converted to a limited liability company, or LLC, and renamed OneMain Financial Holdings, LLC. Ownership interests in the LLC are presented as Common stock.

On July 1, 2014, CCC contributed all of the capital of OMFI, AHL and Triton to OMFH resulting in OMFH becoming the legal parent of the contributed entities. The contribution did not result in a change to the historical carrying value of the assets and liabilities of the Company.

The Company conducts its operations through two business segments - Lending and Insurance. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 280, Segment Reporting, operating segments represent components of an entity where discrete financial information is available and for which the operating results are regularly reviewed by the chief operating decision maker to determine resources to be allocated to a segment and to assess its performance.

The Company’s Lending segment originates and services personal loans to consumers through a community branch-based network throughout the United States. The Company ceased originating real estate loans as of June 1, 2012. Prior to January 6, 2014, the Company serviced a portfolio of owned real estate loans and a portfolio of real estate loans owned by an affiliate. Refer to Note 16 for further information on the transfer of real estate loans and related servicing in 2014.

The Company’s Insurance segment, known as OneMain Solutions, underwrites policies to its customers and underwrites and reinsures policies covering customers of Citigroup affiliates. In addition, the Company is a full service administrator of debt protection products for customers of Citigroup affiliates. Refer to Note 16 for further information on the services provided to Citigroup affiliates.

Refer to Note 4 for additional information regarding the Company’s business segments.

On March 3, 2015, Citigroup announced that it reached a definitive agreement to sell the Company to Springleaf Holdings (NYSE: LEAF). The transaction is subject to regulatory approvals, and other customary closing conditions.

(2) Basis of Presentation

Prior to the July 1, 2014 contribution of capital discussed in Note 1, there was not a legal parent-subsidiary relationship between OMFH and OMFI, AHL and Triton. Accordingly, for all periods prior to July 1, 2014, the Company’s financial statements were prepared on a combined basis and the Parent’s equity investment in the Company for the period ended June 30, 2014 was presented as Net Parent investment in lieu of common stock, paid-in capital, and retained earnings. The combined financial statements combine all of the Company’s subsidiaries. Effective July 1, 2014, the Company’s financial statements have been prepared on a consolidated basis. Under this basis of presentation, the financial statements consolidate all of the Company’s subsidiaries and present the Parent’s legal equity investment as common stock, paid-in capital and retained earnings. All subsequent periods will also be presented on a consolidated basis. The Condensed Consolidated and Combined Financial Statements included herein may not be indicative of the Company’s financial position, results of operations, and cash flows in the future, and also may not be indicative of the financial position, results of operations and cash flows had the Company been a separate, stand-alone entity during the periods presented.

The Condensed Consolidated and Combined Financial Statements as of September 30, 2015 and December 31, 2014 and for the three and nine-month periods ended September 30, 2015 and 2014 have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Certain financial information that is normally included in annual financial statements but is not required for interim reporting purposes, has been condensed or omitted. All significant intercompany balances and transactions between the legal entities that comprise the Company have been eliminated.

Management must make estimates and assumptions that affect the Condensed Consolidated and Combined Financial Statements and the related footnote disclosures. While management uses its best judgment in making estimates, actual amounts or results could differ from those estimates. Market conditions may increase the risk and complexity of the judgments in these estimates.

The Condensed Consolidated and Combined Financial Statements include expense allocations to and from affiliates for certain costs of support functions provided on a centralized basis within Citigroup. Such allocations primarily relate to employee benefits, technology, operations and global functions such as finance, human resources, legal and compliance. Management believes the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Company during the periods presented. The allocations may not, however, reflect the expenses the Company would have incurred as a stand-alone company for the periods presented. Actual costs that may have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organizational structure, which functions were outsourced or performed by employees and strategic decisions in various areas such as information technology and infrastructure. Refer to Note 16 for further discussion of these expense allocations.

Earnings per share is calculated as net income divided by the weighted average shares outstanding during the period. No securities or instruments have been issued that could convert to common stock and have a dilutive effect on earnings per share.

While the Company is included in the consolidated U.S. federal and certain state income tax returns of Citigroup, the income tax provision in the Condensed Consolidated and Combined Statements of Income has been calculated as if the Company filed separate U.S. federal and state tax returns.

The Company consolidates entities deemed to be VIEs when the Company is determined to be the primary beneficiary.

Certain immaterial errors have been identified in the prior periods’ financial statements and notes which require reclassification of the amounts to conform to the current period presentation. Immaterial error corrections consist of the reclassification of $16 million of debt issuance costs from Net changes in other assets and liabilities in cash flows from operating activities to Debt issuance costs in cash flows from financing activities and the reclassification of $15 million of Transfers from Parent in cash flows from financing activities from cash to non-cash on the Condensed Consolidated and Combined Statements of Cash Flows for the nine months ended September 30, 2014, as well as the reclassification of $88 million of ceded insurance policy and claim reserves from Insurance policy and claim reserves to be presented on a gross basis within Other assets on the Condensed Consolidated Statement of Financial Position at December 31, 2014.

These statements should be read in conjunction with the Consolidated and Combined Financial Statements and related notes included in our Annual Report as of and for the fiscal year ended December 31, 2014. We follow the same accounting policies for our interim reporting.

Accounting Policy Changes

Debt Issuance Costs

In April 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Costs, to conform the presentation of debt issuance costs to that of debt discounts and premiums. Thus, the ASU requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued. After retrospectively applying this new ASU as of September 30, 2015, the Company reclassified $38 million and $36 million of debt issuance costs as of September 30, 2015 and December 31, 2014, respectively, from Other assets to Long-term debt in our Condensed Consolidated Statement of Financial Position. The Company will continue to report fees paid to access its warehouse facility in other assets. The adoption of this ASU did not have a material effect on the Company’s Condensed Consolidated Financial Statements.

Push Down Accounting

In November 2014, the FASB issued ASU No. 2014-17 Business Combinations (Topic 805): Pushdown Accounting.

The amendments in the ASU provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. An acquired entity should determine whether to elect to apply pushdown accounting for each individual change-in-control event in which an acquirer obtains control of the acquired entity. If pushdown accounting is not applied in the reporting period in which the change-in-control event occurs, an acquired entity will have the option to elect to apply pushdown accounting in a subsequent reporting period to the acquired entity’s most recent change-in-control event. If pushdown accounting is applied to an individual change-in-control event, that election is irrevocable. The amendments in this ASU are effective November 18, 2014.

In May 2015, the FASB issued ASU No. 2015-08, Business Combinations (Topic 805): Pushdown Accounting - Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 115, to remove Securities and Exchange Commission (the “SEC”) staff guidance on pushdown accounting from the Accounting Standards Codification. The SEC staff had previously rescinded its guidance with the issuance of Staff Accounting Bulletin No. 115 when the FASB issued its own pushdown accounting guidance in November 2014. The ASU is effective immediately. The adoption of this ASU did not have an impact on our condensed consolidated and combined financial statements.

Future Application of Accounting Standards

Short-Duration Contracts

In May 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-09 Financial Services-Insurance (Topic 944)- Disclosures about Short-Duration Contracts, which requires insurance entities to disclose for annual reporting periods information about the liability for unpaid claims and claim adjustment expenses. The ASU also requires insurance entities to disclose information about significant changes in methodologies and assumptions used to calculate the liability for unpaid claims and claim adjustment expenses, including reasons for the change and the effects on the financial statements.

In addition, the ASU requires insurance entities to disclose for annual and interim reporting periods a roll-forward of the liability for unpaid claims and claim adjustment expenses. For health insurance claims, the amendments require the disclosure of the total of incurred-but-not-reported liabilities and expected development on reported claims included in the liability for unpaid claims and claim adjustment expenses. The ASU is effective for the Company for annual periods beginning after December 15, 2015, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted.

The Company is currently evaluating the impact of the ASU on its disclosures and does not expect to elect early adoption.

Consolidation

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve certain areas of consolidation guidance for legal entities such as limited partnerships, limited liability companies, and securitization structures. The ASU will reduce the number of consolidation models. The ASU will be effective on January 1, 2016. Early adoption is permitted, including adoption in an interim period. The Company is evaluating the effect of ASU No. 2015-02 on its financial statements upon its adoption on January 1, 2016 and does not expect to elect early adoption.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. The original effective date of the ASU was January 1, 2017. However, in July 2015, the FASB agreed to extend the effective date to January 1, 2018. Early application is permitted but not before the original effective date. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU No. 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its financial statements.

Accounting for Financial Instruments—Credit Losses

In December 2012, the FASB issued a proposed ASU, Financial Instruments-Credit Losses. This proposed ASU, or exposure draft, was issued for public comment in order to allow stakeholders the opportunity to review the proposal and provide comments to the FASB and does not constitute accounting guidance until a final ASU is issued.

The exposure draft contains proposed guidance developed by the FASB with the goal of improving financial reporting about expected credit losses on loans, securities and other financial assets held by banks, financial institutions and other organizations. The exposure draft proposes a new accounting model intended to require earlier recognition of credit losses, while also providing additional transparency about credit risk.

The FASB’s proposed model would utilize an “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities and other receivables at the time the financial asset is originated or acquired and adjusted each period for changes in expected credit losses. For available for sale (“AFS”) securities where fair value is less than cost, impairment would be recognized in the allowance for credit losses and adjusted each period for changes in credit. This would replace the multiple existing impairment models in GAAP, which generally require that a loss be “incurred” before it is recognized.

The FASB’s proposed model represents a significant departure from existing GAAP, and may result in material changes to the Company’s accounting for financial instruments. The impact of the FASB’s final ASU on the Company’s financial statements will be assessed when it is issued. The exposure draft does not contain a proposed effective date; this would be included in the final ASU, when issued.

(3) Summary of Significant Accounting Policies

The Company’s accounting policies are fundamental to understanding management’s discussion and analysis of the results of operations and financial condition. The Company has identified six policies as being significant because they require management to make subjective and/or complex judgments about matters that are inherently uncertain. These policies relate to valuations of financial instruments, allowance for loan losses, securitizations, insurance policy and claim reserves, income taxes and litigation accruals. These significant accounting policies are further described under Note 2 “Summary of Significant

Accounting Policies” to the annual audited Consolidated and Combined Financial Statements and related notes as of and for the year ended December 31, 2014.

(4) Business Segments

The Company evaluates the results of its operations through two reportable segments: Lending and Insurance.

The Lending segment primarily originates, services and, from time to time, securitizes unsecured personal loans and personal loans secured by autos through its community-based branch network. Prior to January 6, 2014, the Lending segment included real estate loans to nonprime consumers serviced by the Company. The Company ceased originating real estate loans as of June 1, 2012 and transferred its remaining real estate loans to affiliates on January 1, 2014.

The Insurance segment writes and reinsures credit life, credit disability, credit involuntary unemployment insurance (“IUI”), collateral protection, term life, accidental death, and hospital indemnity policies.

The chief operating decision maker evaluates the operating results and performance of the Lending and Insurance segments through Income before income taxes on the Condensed Consolidated and Combined Statements of Income.

The following tables summarize certain information by segment:

	Three Months Ended September 30,
	Net interest revenue		Operating expenses		Income before income taxes
(In millions of dollars)	2015	2014	2015	2014	2015	2014
Lending	$445	$463	$180	$159	$169	$166
Insurance	14	16	29	29	26	36
Intersegment eliminations and reclassifications	—	—	(10)[1]	(11)[1]	—	—
Total	$459	$479	$199	$177	$195	$202

	Nine Months Ended September 30,
	Net interest revenue		Operating expenses		Income before income taxes
(In millions of dollars)	2015	2014	2015	2014	2015	2014
Lending	$1,310	$1,334	$524	$474	$416	$529
Insurance	42	46	88	89	97	120
Intersegment eliminations and reclassifications	—	—	(30)[1]	(31)[1]	—	—
Total	$1,352	$1,380	$582	$532	$513	$649

1                   Represents commissions charged to the Insurance segment by the Lending segment for insurance products sold through the Lending branch network, which are eliminated in consolidation and combination.

The following table summarizes total assets by segment:

	Total assets
(In millions of dollars)	September 30, 2015	December 31, 2014
Lending	$9,371	$8,537
Insurance	1,600	1,624
Intersegment eliminations and reclassifications[1]	(406)	(415)
Total	$10,565	$9,746

1                   Represents unearned premium and claim reserves related to the Company’s customers that is managed as a liability for segment reporting purposes.

Most of the revenue generated by the Company’s business segments is derived from U.S. clients. Neither business segment earned revenue from a single external customer that was 10% or more of total consolidated or combined revenue.

(5) Interest Revenue and Expense

The following table summarizes interest revenue, interest expense and provision for credit losses:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of dollars)	2015	2014	2015	2014
Interest revenue:
Finance interest and other charges	$525	$511	$1,542	$1,496
Investment revenue	14	16	42	46
Total interest revenue	539	527	1,584	1,542
Interest expense:
Related party debt	6	36	45	145
Third-party debt	74	12	187	17
Total interest expense	80	48	232	162
Net interest revenue	459	479	1,352	1,380
Provision for credit losses	113	156	421	386
Net interest revenue after provision for credit losses	$346	$323	$931	$994

(6) Investments

The following tables summarize amortized cost, gross unrealized gains and losses and estimated fair value of investments, which the Company classifies as AFS:

	September 30, 2015
	Amortized	Gross unrealized		Fair
(In millions of dollars)	cost	Gains	Losses	value
Fixed maturity securities:
Mortgage-backed:
U.S. government agency guaranteed	$55	$4	$—	$59
Prime	4	—	—	4
Commercial	60	3	—	63
Total mortgage-backed	119	7	—	126
U.S. Treasury and federal agency	26	—	—	26
State and municipal	49	1	—	50
Foreign government	129	7	1	135
Corporate	863	41	14	890
Other debt	63	—	—	63
Total fixed maturity securities	1,249	56	15	1,290
Equity securities	34	7	1	40
Short-term and other securities	73	—	—	73
Total investments	$1,356	$63	$16	$1,403

	December 31, 2014
	Amortized	Gross unrealized		Fair
(In millions of dollars)	cost	Gains	Losses	value
Fixed maturity securities:
Mortgage-backed:
U.S. government agency guaranteed	$63	$4	$—	$67
Prime	5	—	—	5
Commercial	53	2	—	55
Total mortgage-backed	121	6	—	127
U.S. Treasury and federal agency	27	—	—	27
State and municipal	47	1	—	48
Foreign government	140	8	—	148
Corporate	849	55	6	898
Other debt	63	—	—	63
Total fixed maturity securities	1,247	70	6	1,311
Equity securities	40	10	1	49
Short-term and other securities	31	—	—	31
Total investments	$1,318	$80	$7	$1,391

Management reviews the investment portfolio on a periodic basis to determine the cause of declines in the fair value of each security in an unrealized loss position. Evaluations of the causes of the unrealized losses are performed to determine whether the impairment is temporary or other-than-temporary in nature. Any credit-related impairment related to debt securities that the Company does not plan to sell and is not likely to be required to sell is recognized in the Condensed Consolidated and Combined Statements of Income, with the non-credit-related impairment recognized in accumulated other comprehensive income (“AOCI”). For other debt securities with other-than-temporary-impairment (“OTTI”), the entire impairment is recognized in the Condensed Consolidated and Combined Statements of Income. Equity securities deemed other-than-temporarily impaired are written down to fair value, with the full difference between fair value and cost recognized in earnings.

As a result of this analysis, the Company recorded pre-tax losses for OTTI, primarily related to equity securities, of $1 million and $3 million for the three and nine months ended September 30, 2015. The Company recorded no pre-tax losses for OTTI for the three and nine months ended September 30, 2014. Pre-tax losses for OTTI are classified in Realized gain on sales and impairments of investments, net on the Condensed Consolidated and Combined Statements of Income.

The following tables summarize a three and nine-month roll-forward of the credit-related impairments recognized in earnings for AFS debt securities held at September 30, 2015 and 2014 that the Company does not intend to sell nor likely will be required to sell:

	Cumulative OTTI credit losses recognized in earnings
(In millions of dollars)	Balance, June 30, 2015	Credit impairments recognized in earnings on securities not previously impaired	Credit impairments recognized in earnings on securities previously impaired	Reductions due to credit-impaired securities sold, transferred or matured	Balance, September 30, 2015
AFS debt securities:
Mortgage-backed	$1	$—	$—	$—	$1
Foreign government	—	—	—	—	—
Corporate	2	—	—	—	2
All other debt	—	—	—	—	—
Total OTTI credit losses recognized for AFS debt securities	$3	$—	$—	$—	$3

	Cumulative OTTI credit losses recognized in earnings
(In millions of dollars)	Balance, June 30, 2014	Credit impairments recognized in earnings on securities not previously impaired	Credit impairments recognized in earnings on securities previously impaired	Reductions due to credit-impaired securities sold, transferred or matured	Balance, September 30, 2014
AFS debt securities:
Mortgage-backed	$1	$—	$—	$—	$1
Foreign government	—	—	—	—	—
Corporate	3	—	—	—	3
All other debt	1	—	—	—	1
Total OTTI credit losses recognized for AFS debt securities	$5	$—	$—	$—	$5

	Cumulative OTTI credit losses recognized in earnings
(In millions of dollars)	Balance, January 1, 2015	Credit impairments recognized in earnings on securities not previously impaired	Credit impairments recognized in earnings on securities previously impaired	Reductions due to credit-impaired securities sold, transferred or matured	Balance, September 30, 2015
AFS debt securities:
Mortgage-backed	$1	$—	$—	$—	$1
Foreign government	—	—	—	—	—
Corporate	3	—	—	(1)	2
All other debt	1	—	—	(1)	—
Total OTTI credit losses recognized for AFS debt securities	$5	$—	$—	$(2)	$3

	Cumulative OTTI credit losses recognized in earnings
(In millions of dollars)	Balance, January 1, 2014	Credit impairments recognized in earnings on securities not previously impaired	Credit impairments recognized in earnings on securities previously impaired	Reductions due to credit-impaired securities sold, transferred or matured	Balance, September 30, 2014
AFS debt securities:
Mortgage-backed	$1	$—	$—	$—	$1
Foreign government	—	—	—	—	—
Corporate	3	—	—	—	3
All other debt	1	—	—	—	1
Total OTTI credit losses recognized for AFS debt securities	$5	$—	$—	$—	$5

The following table summarizes amortized cost and fair value by contractual maturity:

	September 30, 2015		December 31, 2014
(In millions of dollars)	Amortized cost	Fair value	Amortized cost	Fair value
Mortgage-backed:
Due within 1 year	$—	$—	$—	$—
After 1 but within 5 years	1	1	2	2
After 5 but within 10 years	5	5	6	6
After 10 years	113	120	113	119
Total	119	126	121	127
U.S. Treasury and federal agency:
Due within 1 year	3	3	1	1
After 1 but within 5 years	12	12	14	14
After 5 but within 10 years	11	11	12	12
After 10 years	—	—	—	—
Total	26	26	27	27
State and municipal:
Due within 1 year	3	3	—	—
After 1 but within 5 years	19	19	13	13
After 5 but within 10 years	23	24	29	30
After 10 years	4	4	5	5
Total	49	50	47	48
Foreign government:
Due within 1 year	19	19	15	15
After 1 but within 5 years	55	59	68	73
After 5 but within 10 years	52	54	57	60
After 10 years	3	3	—	—
Total	129	135	140	148
Corporate and other:
Due within 1 year	85	86	91	92
After 1 but within 5 years	432	459	404	437
After 5 but within 10 years	313	314	331	344
After 10 years	96	94	86	88
Total	926	953	912	961
Total fixed maturity securities	$1,249	$1,290	$1,247	$1,311

Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The following tables summarize the fair value of investment securities for which an OTTI has not been recognized that have been in an unrealized loss position for less than 12 months or for 12 months or longer:

	September 30, 2015
	Less than twelve months		Twelve months or longer		Total
(In millions of dollars)	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses
Mortgage-backed	$8	$—	$6	$—	$14	$—
U.S. Treasury and federal agency	9	—	—	—	9	—
State and municipal	2	—	2	—	4	—
Foreign government	11	—	2	1	13	1
Corporate	181	8	45	6	226	14
Other debt	10	—	7	—	17	—
Equity	7	1	—	—	7	1
Total	$228	$9	$62	$7	$290	$16

	December 31, 2014
	Less than twelve months		Twelve months or longer		Total
(In millions of dollars)	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses
Mortgage-backed	$14	$—	$9	$—	$23	$—
U.S. Treasury and federal agency	5	—	9	—	14	—
State and municipal	5	—	5	—	10	—
Foreign government	2	—	2	—	4	—
Corporate	90	2	76	4	166	6
Other debt	26	—	10	—	36	—
Equity	5	1	—	—	5	1
Total	$147	$3	$111	$4	$258	$7

At September 30, 2015, the Company had 857 investment securities in a gross unrealized loss position. The unrealized losses are primarily due to increases in interest rates primarily as a result of widening of interest rate spreads. The evidence considered by management in reaching the conclusion that the unrealized losses are not other-than-temporary includes analyst views, financial performance of the issuers and underlying collateral, cash flow projections, ratings and rating downgrades and available credit enhancements. Based on the analysis of the evidence, management has determined it is probable that the Company will collect all amounts due according to the contractual terms of the investment securities. The Company has no intent to sell the investment securities and believes it likely will not be required to sell the investment securities before recovery of the amortized cost basis.

The following tables summarize sales proceeds and Realized gain on sales and impairments of investments, net on the Condensed Consolidated and Combined Statements of Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of dollars)	2015	2014	2015	2014
Sales proceeds:
Fixed income and equity investments	$21	$52	$70	$69
Short-term investments, net of purchases	(7)	—	—	—
Total proceeds on sales of investments	$14	$52	$70	$69

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of dollars)	2015	2014	2015	2014
Gross pre-tax gains (losses) on investment securities:
Gains	$1	$1	$7	$3
Losses	—	(1)	(2)	(2)
Net pre-tax gains on investment securities	1	—	5	1
OTTI	(1)	—	(3)	—
Realized gain on sales and impairments of investments, net	$—	$—	$2	$1

At September 30, 2015 and December 31, 2014, investment securities with an approximate carrying value of $149 million and $167 million were on deposit with regulatory authorities as required by insurance regulations.

(7) Consumer Finance Receivables

The following table summarizes net consumer finance receivables:

(In millions of dollars)	September 30, 2015	December 31, 2014
Total loans	$8,397	$8,347
Unearned premium and claim reserves	(406)	(415)
Accrued interest receivable	88	89
Consumer finance receivables[1]	8,079	8,021
Allowance for loan losses	(666)	(695)
Net consumer finance receivables	$7,413	$7,326

1                   Presented net of unearned revenue and deferred costs of $1.5 billion at September 30, 2015 and December 31, 2014.

Geographic diversification of consumer finance receivables reduces the concentration of credit risk associated with economic stress in any one state. The Company’s entire personal loan portfolio is serviced within the United States. At September 30, 2015 and December 31, 2014, no state or customer comprised a significant portion of the Company’s total consumer finance receivables balance.

Refer to Note 15 for further discussion on the fair value of consumer finance receivables. Refer to Note 16 for discussion on the transfer of real estate loans.

Credit Quality Indicators

Credit quality indicators that are actively monitored include delinquency status and Fair Isaac Corporation (“FICO”) credit scores.

Delinquency Status

Delinquency status is carefully monitored and considered a key indicator of credit quality. The Company considers a loan delinquent if a monthly payment has not been received by the close of business on the loan’s next due date. All loans are classified as non-accrual when loan payments are 90 days contractually past due.

The following table summarizes consumer finance receivables delinquencies and non-accrual loans:

(In millions of dollars)	September 30, 2015	December 31, 2014
Current[1]	$8,023	$7,946
30 - 89 days past due	158	160
90 days or more past due (non-accrual)	216	241
Total loans	$8,397	$8,347

1                   Loans less than 30 days past due are presented as current.

Credit Scores

Independent credit agencies rate an individual’s risk for assuming debt based on the individual’s credit history and assign every consumer a FICO credit score. These scores are continually updated by the agencies based upon an individual’s credit actions (e.g., taking out a loan, missed or late payments, etc.). FICO scores are updated monthly for substantially the entire portfolio or, otherwise, on a quarterly basis.

The following table summarizes details on FICO scores:

(In millions of dollars)	September 30, 2015	December 31, 2014
Less than 620	$3,688	$3,653
Equal to or greater than 620 but less than 660	2,260	2,244
Equal to or greater than 660	2,449	2,450
Total loans	$8,397	$8,347

Allowance for Loan Losses

The following table summarizes the change in the allowance for loan losses on consumer finance receivables:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of dollars)	2015	2014	2015	2014
Balance at beginning of period	$684	$604	$695	$676
Provision for credit losses	113	156	421	386
Amounts charged off	(147)	(131)	(493)	(417)
Recovery of amounts previously charged off	16	14	43	43
Other	—	—	—	(45)[1]
Balance at end of period	$666	$643	$666	$643
Total loans	$8,397	$8,278	$8,397	$8,278
Ratio of allowance for loan losses to total loans at end of period	7.93%	7.77%	7.93%	7.77%

1                   Related to a non-provision transfer of reserves associated with loan sale transactions.

The following table summarizes the allowance for loan losses and investment in loans:

(In millions of dollars)	September 30, 2015	December 31, 2014
Allowance for loan losses:
Determined in accordance with ASC 450-20	$443	$482
Determined in accordance with ASC 310-10-35	223	213
Total allowance for loan losses	$666	$695
Loans, net of unearned income:
Non-TDR loans evaluated for impairment in accordance with ASC 450-20	$7,890	$7,851
TDR loans evaluated for impairment in accordance with ASC 310-10-35	507	496
Total loans	$8,397	$8,347

Impaired Loans

Impaired loans are those for which the Company believes it is not probable that it will collect all amounts due according to the original contractual terms of the loan. Impaired loans include loans whose terms have been modified due to the borrower’s financial difficulties and for which the Company has granted a concession to the borrower. These modifications may include interest rate reductions and/or principal forgiveness. Impaired loans exclude loans that have not been modified and are carried on a non-accrual basis. In addition, impaired loans exclude substantially all loans modified pursuant to the Company’s short-term modification programs (i.e., for periods of 12 months or less) that were modified after December 31, 2008 and prior to January 1, 2011. Outstanding loans included in these short-term programs amounted to $8 million and $14 million at September 30, 2015 and December 31, 2014.

The following tables summarize impaired loans:

(In millions of dollars)	September 30, 2015	December 31, 2014

Recorded investment[1]	$507	$496
Unpaid principal balance	507	495
Related specific allowance[2]	223	213
Average carrying value[3]	497	489

1                   Recorded investment in consumer finance receivables includes net deferred loan fees and costs, unamortized premium or discount and direct write-downs.

2                   Classified in Allowance for loan losses on the Condensed Consolidated Statements of Financial Position.

3                   Average carrying value represents the average recorded investment ending balance for the last four quarters ended September 30, 2015 and December 31, 2014, and does not include related specific allowance.

The following table summarizes interest income recognized on impaired loans:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of dollars)	2015	2014	2015	2014

Interest income recognized	$21	$22	$64	$67

Troubled Debt Restructurings

The Company may make modifications to its loans for various reasons. Such modifications may result in long-term or short-term rate reductions and payment deferrals. When a modification is made to a loan for a borrower experiencing financial difficulty and the terms are considered below market terms for that borrower, the Company reports such modified loans as TDRs.

The following table summarizes TDR activity and default information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Number of loans modified	12,581	10,399	33,572	31,439
Post-modification recorded investment (in millions of dollars)	$94	$77	$250	$231
Average interest rate reduction	5.56%	5.74%	6.51%	5.95%
TDRs for which a payment default (defined as 60 days past due) occurred within one year of the modification (in millions of dollars)	$20	$21	$54	$52

(8) Intangible Assets

Intangible assets are comprised of the present value of future profits (“PVFP”) of purchased insurance contracts. The following table summarizes intangible assets:

	September 30, 2015			December 31, 2014
(In millions of dollars)	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount

Total intangible assets	$226	$(164)	$62	$226	$(155)	$71

Amortization expense was $3 million and $9 million for the three and nine months ended September 30, 2015 and $2 million and $8 million for the three and nine months ended September 30, 2014 and is classified in Other operating expense on the Condensed Consolidated and Combined Statements of Income.

(9) Premises and Equipment, net

The following table summarizes the cost of premises and equipment and related accumulated depreciation and amortization:

(In millions of dollars)	September 30, 2015	December 31, 2014

Leasehold improvements	$95	$83
Equipment	34	31
Software	75	82
Premises and equipment	204	196
Less accumulated depreciation and amortization	(114)	(102)
Premises and equipment, net	$90	$94

Depreciation and amortization expense was $6 million and $16 million for the three and nine months ended September 30, 2015 and $2 million and $6 million for the three and nine months ended September 30, 2014. Rental expense (principally for offices and computer equipment) was $12 million and $35 million for the three and nine months ended September 30, 2015 and $11 million and $34 million for the three and nine months ended September 30, 2014. Non-base rent expenses, included in rental expense, (principally real estate taxes and utilities) were $0 million and $2 million for the three and nine months ended September 30, 2015 and $0 million and $2 million for the three and nine months ended September 30, 2014. These amounts are classified in Occupancy expense and Technology and communications expense on the Condensed Consolidated and Combined Statements of Income, based on the nature of the related asset.

In addition to the above, allocated rental expenses due to affiliates of $1 million and $4 million for the three and nine months ended September 30, 2015 and $3 million and $5 million for the three and nine months ended September 30, 2014 were incurred. Refer to Note 16 for further discussion of expense allocations.

Premises and equipment are tested for impairment annually and when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the assets. At September 30, 2015 and December 31, 2014, no premises and equipment were impaired.

Refer to Note 16 for transfers of premises and equipment to and from affiliates.

(10) Long-term Debt and Revolving Credit Facility

Long-term Debt

Long-term debt is accounted for at cost. Debt issuance costs related to long-term debt are capitalized and classified in Long-term debt on the Condensed Consolidated Statements of Financial Position. Amortization of debt issuance costs related to long-term debt is classified in Interest expense on the Condensed Consolidated and Combined Statements of Income over the earlier of the contractual term of the debt or the earliest call date that management would consider exercising. The following table summarizes certain information relating to long-term debt:

	Weighted average	Maturity	September 30, 2015	December 31, 2014
	interest rate	date	(In millions of dollars)
2019 Notes	6.75%	2019	$700	$700
2021 Notes	7.25%	2021	800	800
Senior unsecured notes			1,500	1,500
OneMain Financial Issuance Trust 2014-1	2.54%	2024	760	760
OneMain Financial Issuance Trust 2014-2	2.93%	2024	1,184	1,184
OneMain Financial Issuance Trust 2015-1	3.74%	2026	1,229	—
OneMain Financial Issuance Trust 2015-2	3.07%	2025	1,250	—
OneMain Financial Issuance Trust 2015-3	4.21%	2028	293	—
Securitizations			4,716	1,944
Less: Debt issuance costs			38	36
Total long-term debt			$6,178	$3,408

Senior Unsecured Notes

On December 11, 2014, OMFH completed an issuance of $1.5 billion of unsecured debt, of which $700 million aggregate principal amount of 6.75% fixed-rate senior notes will mature in 2019 (the “2019 Notes”) and $800 million aggregate principal amount of 7.25% fixed-rate senior notes will mature in 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”).

Each series of Notes are:

•                  general unsecured senior obligations of the Company;

•                  equal in right of payment with any existing and future senior indebtedness of the Company;

•                  subordinated to any existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness;

•                  senior in right of payment to any future subordinated indebtedness of the Company;

•                  subordinated to any existing and future indebtedness and other liabilities, including preferred stock, of non-guarantors; and

•                  unconditionally guaranteed on a senior unsecured basis by each of the Company’s wholly owned domestic subsidiaries other than certain subsidiaries, including the Company’s insurance subsidiaries and securitization subsidiaries.

The Notes

The 2019 Notes mature on December 15, 2019 and the 2021 Notes mature on December 15, 2021. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015. The Company may redeem the Notes, in whole or in part, at its option, at different prices throughout the term of the debt.

Certain Covenants

The indenture under which the Notes were issued does not contain financial covenants but does contain a number of restrictive non-financial covenants that impose significant operating and financial restrictions on the Company and may limit its ability to engage in acts that may be in the Company’s best interest, including, but not limited to:

•                  limitations on restricted payments;

•                  limitations on certain types of indebtedness subject to financial ratios;

•                  limitations on restrictions on distributions from certain subsidiaries;

•                  limitations on affiliate transactions;

•                  limitations on sales of assets and subsidiary stock;

•                  limitations on the type of business conducted;

•                  limitations on additional guarantees; and

•                  certain limitations on mergers and consolidations.

As of September 30, 2015, the Company is in compliance with all of its covenants.

Suspension of Covenants on Achievement of Investment Grade Status

If and when the Notes achieve investment grade status and no default or event of default has occurred and is continuing under the indenture, the Company will not be subject to the provisions of the covenants referred to above. At September 30, 2015, the Notes had a non-investment grade rating and no default or event of default had occurred.

Guarantees

The obligations of the Company pursuant to the Notes are unconditionally guaranteed, jointly and severally, by each of the Company’s subsidiaries (“Guarantors”) except for certain subsidiaries that are specifically excluded from providing this guarantee, including the VIEs and insurance companies (“Non-Guarantors”). As of September 30, 2015, the Non-Guarantors accounted for approximately 70% of the Company’s total revenue, 82% of total assets and 79%, or $6.6 billion, of total liabilities including trade payables.

Securitizations

On September 29, 2015, the Company completed the securitization of personal loans using the OneMain Financial Issuance Trust 2015-3 (the “2015-3 Trust”) formed in April 2015, resulting in the issuance of $293 million of 3.63% Class A, 4.16% Class B, 5.82% Class C and 6.94% Class D fixed rate notes collateralized by $329 million of loans. The notes are due November 18, 2028 and may be called at the option of the 2015-3 Trust on or after the payment date occurring in September 2019 at a redemption price equal to 100% of the aggregate note principal balance at the time of the call. The 2015-3 Trust will make payments of interest on the notes during the revolving period, which ends August 31, 2020, and make principal and interest payments thereafter. During the revolving period, additional loans may be transferred to the 2015-3 Trust. The loans are restricted from being sold or pledged as collateral and can only be used to pay the liabilities of the 2015-3 Trust while the notes are outstanding. The parent of the 2015-3 Trust is OneMain Financial Funding III LLC, which is a subsidiary of OMFH.

On May 21, 2015, the Company completed the securitization of personal loans using the OneMain Financial Issuance Trust 2015-2 (the “2015-2 Trust”) formed in December 2014, resulting in the issuance of $1.3 billion of 2.57% Class A, 3.10% Class B, 4.32% Class C and 5.64% Class D fixed rate notes collateralized by $1.3 billion of loans. The notes are due July 18, 2025 and may be called at the option of the 2015-2 Trust on or after the payment date occurring in May 2017 at a redemption price equal to 100% of the aggregate note principal balance at the time of the call. The 2015-2 Trust will make payments of interest on the notes during the revolving period, which ends April 30, 2017, and make principal and interest payments thereafter. During the revolving period, additional loans may be transferred to the 2015-2 Trust. The loans are restricted from being sold or pledged as collateral and can only be used to pay the liabilities of the 2015-2 Trust while the notes are outstanding. The parent of the 2015-2 Trust is OneMain Financial Funding III LLC, which is a subsidiary of OMFH.

On February 5, 2015, the Company completed the securitization of personal loans using the OneMain Financial Issuance Trust 2015-1 (the “2015-1 Trust”) formed in October 2014, resulting in the issuance of $1.2 billion of 3.19% Class A, 3.85% Class B, 5.12% Class C and 6.63% Class D fixed rate notes collateralized by $1.4 billion of loans. The notes are due March 18, 2026 and may be called at the option of the 2015-1 Trust on or after the payment date occurring in January 2018 at a redemption price equal to 101% of the aggregate note principal balance at the time of the call. The 2015-1 Trust will make payments of interest on the notes during the revolving period, which ends December 31, 2017, and make principal and interest payments thereafter. During the revolving period, additional loans may be transferred to the 2015-1 Trust. The loans are restricted from being sold or pledged as collateral and can only be used to pay the liabilities of the 2015-1 Trust while the notes are outstanding. The parent of the 2015-1 Trust is OneMain Financial Funding III LLC, which is a subsidiary of OMFH.

On July 30, 2014, the Company completed the securitization of personal loans and formed OneMain Financial Issuance Trust 2014-2 (the “2014-2 Trust”) resulting in the issuance of $1.2 billion of 2.47% Class A, 3.02% Class B, 4.33% Class C and 5.31% Class D fixed rate notes collateralized by $1.3 billion of loans. The notes are due September 18, 2024 and may be called at the option of the 2014-2 Trust on or after April 18, 2016 at a redemption price equal to 101% of the aggregate note principal balance at the time of the call. The 2014-2 Trust will make payments of interest on the notes during the revolving period, which ends June 30, 2016, and make principal and interest payments thereafter. During the revolving period, additional loans may be transferred to the 2014-2 Trust. The loans are restricted from being sold or pledged as collateral and can only be used to pay the liabilities of the 2014-2 Trust while the notes are outstanding. The parent of the 2014-2 Trust is OneMain Financial Funding II, LLC, which is a subsidiary of OMFH.

On April 17, 2014, the Company completed the securitization of personal loans and formed OneMain Financial Issuance Trust 2014-1 (the “2014-1 Trust”) resulting in the issuance of $760 million of 2.43% Class A and 3.24% Class B fixed rate notes collateralized by $1.0 billion of loans. The notes are due June 18, 2024 and may be called at the option of the 2014-1 Trust on or after July 18, 2016 at a redemption price equal to 101% of the aggregate note principal balance at the time of the call. The 2014-1 Trust will make payments of interest on the notes during the revolving period, which ends March 31, 2016, and make principal and interest payments thereafter. During the revolving period, additional loans may be transferred to the 2014-1 Trust. The loans are restricted from being sold or pledged as collateral and can only be used to pay the liabilities of the 2014-1 Trust while the notes are outstanding. The parent of the 2014-1 Trust is OneMain Financial Funding, LLC, which is a subsidiary of OMFH.

At September 30, 2015, no default or event of default had occurred related to the securitizations discussed above.

Maturities of Long-term Debt

The following table summarizes future maturities of long-term debt (excluding securitizations) at September 30, 2015:

(In millions of dollars)	2015	2016	2017	2018	2019	Thereafter	Securitizations[1]	Total[2]
2019 Notes	$—	$—	$—	$—	$700	$—	$—	$700
2021 Notes	—	—	—	—	—	800	—	800
Senior unsecured notes	—	—	—	—	700	800	—	1,500
OneMain Financial Issuance Trust 2014-1	—	—	—	—	—	—	760	760
OneMain Financial Issuance Trust 2014-2	—	—	—	—	—	—	1,184	1,184
OneMain Financial Issuance Trust 2015-1	—	—	—	—	—	—	1,229	1,229
OneMain Financial Issuance Trust 2015-2	—	—	—	—	—	—	1,250	1,250
OneMain Financial Issuance Trust 2015-3	—	—	—	—	—	—	293	293
Securitizations	—	—	—	—	—	—	4,716	4,716
Total maturities of long-term debt	$—	$—	$—	$—	$700	$800	$4,716	$6,216

1 On-balance sheet securitizations are not included in maturities by period due to their variable monthly payments.

2 Excludes $38 million of debt issuance costs.

Refer to Note 15 for information regarding the fair value of long-term debt.

Revolving Line of Credit

On February 3, 2015, the Company entered into a $3.0 billion revolving warehouse facility. The facility has a securitization structure, whereby OneMain Financial Warehouse Trust, a wholly owned statutory trust (“Warehouse Trust”), has issued Series 2015-A Variable Funding Notes (the “notes”) that are backed by personal loans originated by the Company from time to time, to a number of financial institutions, which may from time to time include asset-backed commercial paper conduits administered by certain of these financial institutions. During the revolving period of the facility, the Company may sell personal loans into the Warehouse Trust and draw advances against the value of such personal loans, subject to meeting required overcollateralization levels. The lenders will make advances against the notes on a revolving basis through December 31, 2017. The initial maximum principal balance of $3.0 billion will be reduced by $500 million on January 30, 2016 and by an additional $1.0 billion on January 30, 2017. The notes mature on January 18, 2025. During the revolving period, the outstanding note balance may be redeemed, in whole or in part, at the Company’s option. The Company incurs a fee during the revolving period for the unused portion of the credit facility. This fee is recorded in Other operating expense on the Condensed Consolidated and Combined Statements of Income. The debt incurred under the warehouse facility is non-recourse to OMFH. The parent of the Warehouse Trust is OneMain Financial Warehouse LLC, which is a subsidiary of OMFH.

Debt issuance costs associated with the revolving credit facility are capitalized and classified in Other assets on the Condensed Consolidated Statements of Financial Position. Amortization of debt issuance costs related to the unused portion is classified in Other operating expense on the Condensed Consolidated and Combined Statements of Income and amortization of debt issuance costs related to the drawn portion is classified in Interest expense on the Condensed Consolidated and Combined Statements of Income.

At September 30, 2015, $1.4 billion of the warehouse facility was drawn and no default or event of default had occurred. Of the $1.4 billion drawn, $1.1 billion is due to third-parties and $284 million is due to an affiliate and is included in Revolving line of credit - related party on the Condensed Consolidated Statements of Financial Position (see Note 16 for additional discussion).

The securitization trusts and Warehouse Trust described above are VIEs consolidated by the Company as their primary beneficiary. Refer to Note 14 for further discussion regarding VIEs.

(11) Insurance

Reinsurance

The Company’s use of ceded reinsurance arrangements is limited. The Company has generally used assumed reinsurance agreements to acquire blocks of business in force. Ceded reinsurance arrangements do not discharge the insurance entities or the Company as the primary insurer.

The following tables summarize reinsurance amounts included on the Condensed Consolidated and Combined Statements of Income:

	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
(In millions of dollars)	Direct amount	Assumed from other companies	Ceded to other companies	Net amount	Direct amount	Assumed from other companies	Ceded to other companies	Net amount
Premiums:
Accident and health insurance	$26	$6	$—	$32	$28	$7	$—	$35
Life insurance	20	10	(2)	28	22	12	(2)	32
Property and other	15	1	—	16	16	1	—	17
Total premiums	$61	$17	$(2)	$76	$66	$20	$(2)	$84
Policyholder benefits and claims	$31	$8	$(1)	$38	$32	$8	$(2)	$38

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
(In millions of dollars)	Direct amount	Assumed from other companies	Ceded to other companies	Net amount	Direct amount	Assumed from other companies	Ceded to other companies	Net amount
Premiums:
Accident and health insurance	$80	$19	$—	$99	$85	$22	$—	$107
Life insurance	60	32	(4)	88	65	37	(4)	98
Property and other	48	3	—	51	47	3	—	50
Total premiums	$188	$54	$(4)	$238	$197	$62	$(4)	$255
Policyholder benefits and claims	$90	$24	$(7)	$107	$84	$24	$(6)	$102
Insurance policy and claim reserves	$650	$288	$(87)	$851	$676	$293	$(89)	$880

Deferred Policy Acquisition Costs

Unamortized deferred policy acquisition costs were $95 million and $101 million at September 30, 2015 and December 31, 2014, and are classified in Other assets on the Condensed Consolidated Statements of Financial Position. Amortization of deferred policy acquisition costs was $3 million and $11 million for the three and nine months ended September 30, 2015 and $4 million and $12 million for the three and nine months ended September 30, 2014, and is classified in Other operating expense on the Condensed Consolidated and Combined Statements of Income.

Statutory Stockholder’s Equity

The insurance entities’ statutory stockholder’s equity was $434 million and $379 million at September 30, 2015 and December 31, 2014. State law restricts the amounts the Company’s insurance entities may pay as dividends without prior notice to, or in some cases prior approval from, the Texas Department of Insurance. The Company’s insurance entities paid no dividends in the three and nine months ended September 30, 2015 and 2014. In 2015, the insurance entities may pay dividends up to $125 million without prior regulatory approval. For each period presented, the Company met the regulatory capital requirements. The Condensed Consolidated and Combined insurance entities’ net income determined in accordance with statutory accounting practices was $18 million and $68 million for the three and nine months ended September 30, 2015 and $26 million and $100 million for the three and nine months ended September 30, 2014.

Liability for Accident and Health Unpaid Claims and Reserve for Losses and Loss Expenses

The following table summarizes activity in the accident and health policy and contract claims and certain accident and health aggregate reserves (present value of amounts not yet due on claims) and activity in the liability for credit IUI unpaid claims and claim adjustment expenses:

	Nine Months Ended September 30,
(In millions of dollars)	2015	2014
Balance, January 1	$95	$109
Incurred related to:
Current year	69	60
Prior years	(4)	(7)
Total incurred	65	53
Paid related to:
Current year	(22)	(18)
Prior years	(42)	(44)
Total paid	(64)	(62)
Foreign currency translation adjustment	(1)	—
Balance, September 30	$95	$100

The decrease in incurred claims related to prior years in each of the nine months ended September 30, 2015 and 2014 resulted from subsequent revisions to estimated claim reserves based on actual experience.

(12) Income Taxes

At September 30, 2015, the Company recorded deferred tax assets, net of deferred tax liabilities, of $338 million, an increase of $25 million from December 31, 2014. The increase in net deferred tax assets was driven primarily by deferred federal impact on state and local taxes and deferred taxes on other comprehensive income. The Company had no valuation allowance on deferred tax assets at September 30, 2015 and December 31, 2014. Although realization is not assured, the Company believes that the realization of the recognized deferred tax asset is more-likely-than-not based on expectations as to future taxable income in the jurisdictions in which it operates.

The Company recorded an income tax provision of $69 million (35.4% effective income tax rate) and $192 million (37.4% effective income tax rate) for the three and nine months ended September 30, 2015, compared with an income tax provision of $74 million (36.6% effective income tax rate) and $234 million (36.1% effective income tax rate) for the three and nine months ended September 30, 2014. The effective tax rate differs from the U.S. federal statutory tax rate of 35.0% primarily due to state and local income taxes.

The Company recorded uncertain income tax positions relevant to the jurisdictions where it is required to file income tax returns. Total unrecognized tax benefits that, if recognized, would affect the effective tax rate were $4 million each at September 30, 2015 and December 31, 2014. The Company’s policy is to record interest and penalties related to uncertain tax positions in the tax provision.

Interest and penalties (not included in “unrecognized tax benefits” above) are a component of the Provision for income taxes on the Condensed Consolidated and Combined Statements of Income and are immaterial for all periods presented.

The Company is currently under audit by the Internal Revenue Service and other major taxing jurisdictions, and it may conclude certain state and local tax audits within the next 12 months. It is thus reasonably possible that significant changes in the gross balance of unrecognized tax benefits may occur within the next 12 months, although the Company does not expect such audits to result in amounts that would cause a significant change to the effective tax rate.

Refer to Note 16 for income taxes payable to affiliates.

(13) Changes in AOCI

The following table summarizes the components of AOCI:

(In millions of dollars)	Net unrealized gains (losses) on investment securities	Foreign currency translation adjustment[1]	Accumulated other comprehensive income
Three Months Ended September 30, 2015
Balance at beginning of period	$39	$(8)	$31
Other comprehensive loss before reclassifications	(9)	(4)	(13)
Decrease due to amounts reclassified from AOCI	—	—	—
Change, net of tax	(9)	(4)	(13)
Balance at end of period	$30	$(12)	$18

Three Months Ended September 30, 2014
Balance at beginning of period	$59	$2	$61
Other comprehensive loss before reclassifications	(8)	(3)	(11)
Decrease due to amounts reclassified from AOCI	—	—	—
Change, net of tax	(8)	(3)	(11)
Balance at end of period	$51	$(1)	$50

Nine Months Ended September 30, 2015
Balance at beginning of period	$47	$(3)	$44
Other comprehensive loss before reclassifications	(16)	(9)	(25)
Decrease due to amounts reclassified from AOCI	(1)	—	(1)
Change, net of tax	(17)	(9)	(26)
Balance at end of period	$30	$(12)	$18

Nine Months Ended September 30, 2014
Balance at beginning of period	$43	$1	$44
Other comprehensive income (loss) before reclassifications	8	(2)	6
Decrease due to amounts reclassified from AOCI	—	—	—
Change, net of tax	8	(2)	6
Balance at end of period	$51	$(1)	$50

1                   Reflects the movements in the Canadian Dollar against the U.S. Dollar.

The following table summarizes the pre-tax and after-tax changes in each component of AOCI:

(In millions of dollars)	Pre-tax	Tax effect	After-tax
Three Months Ended September 30, 2015
Balance at beginning of period	$48	$(17)	$31
Change in net unrealized gains (losses) on investment securities	(13)	4	(9)
Foreign currency translation adjustment	(7)	3	(4)
Change	(20)	7	(13)
Balance at end of period	$28	$(10)	$18

Three Months Ended September 30, 2014
Balance at beginning of period	$95	$(34)	$61
Change in net unrealized gains (losses) on investment securities	(13)	5	(8)
Foreign currency translation adjustment	(4)	1	(3)
Change	(17)	6	(11)
Balance at end of period	$78	$(28)	$50

Nine Months Ended September 30, 2015
Balance at beginning of period	$68	$(24)	$44
Change in net unrealized gains (losses) on investment securities	(26)	9	(17)
Foreign currency translation adjustment	(14)	5	(9)
Change	(40)	14	(26)
Balance at end of period	$28	$(10)	$18

Nine Months Ended September 30, 2014
Balance at beginning of period	$69	$(25)	$44
Change in net unrealized gains (losses) on investment securities	12	(4)	8
Foreign currency translation adjustment	(3)	1	(2)
Change	9	(3)	6
Balance at end of period	$78	$(28)	$50

The following table summarizes the decrease in AOCI for amounts reclassified to the Condensed Consolidated and Combined Statements of Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of dollars)	2015	2014	2015	2014
Net realized gains on sales of investments[1]	$(1)	$—	$(5)	$(1)
Gross OTTI impairment losses[1]	1	—	3	—
Net realized gains on investment securities reclassified out of AOCI—pretax	—	—	(2)	(1)
Tax expense	—	—	1	1
Net realized gains on investment securities reclassified out of AOCI—after-tax	$—	$—	$(1)	$—

1                   Refer to Note 6 for additional information on realized gains and losses on investment securities and OTTI impairment losses.

(14) Variable Interest Entities

An entity is referred to as a VIE if it meets the criteria outlined in ASC 810, Consolidation, which are: (1) the entity’s equity is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties; or (2) the entity’s equity investors cannot make significant decisions about the entity’s operations or do not absorb their proportionate share of the expected losses or receive the expected returns of the entity. The Company is involved with VIEs through its loan securitization and revolving warehouse activities.

In accordance with ASC 810, the Company consolidates a VIE when it has both the power to direct the activities that most significantly impact the VIE’s economic performance and an obligation to absorb losses, or a right to receive benefits from the entity that could be potentially significant to the VIE (that is, the Company is the primary beneficiary).

VIEs are continually monitored to determine if any events have occurred that could cause the VIEs’ primary beneficiary status to change. These events include:

•                  Additional purchases or sales of variable interests by the Company or an unrelated third party, which cause the Company’s overall variable interest ownership to change;

•                  Changes in contractual arrangements in a manner that reallocates expected losses and residual returns among the variable interest holders;

•                  Changes in the party with power to direct activities of a VIE that most significantly affect the entity’s economic performance; and

•                  Providing support to an entity that results in an implicit variable interest.

The securitization trusts and warehouse facility described in Note 10 are VIEs consolidated by the Company at September 30, 2015.

The following table summarizes the carrying amounts and classifications of the VIEs’ assets and liabilities in the Condensed Consolidated Statements of Financial Position that are consolidated in accordance with ASC 810:

(In millions of dollars)	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$394	$162
Net consumer finance receivables	7,065	2,179
Deferred tax assets	39	—
Other assets	15	—
Total assets	$7,513	$2,341
Liabilities
Revolving line of credit - related party	$284	$—
Revolving line of credit - third party	1,136	—
Long-term debt	4,695	1,933
Accounts payable, accrued expenses and other liabilities	8	24
Total liabilities	$6,123	$1,957

(15) Fair Value Measurements

ASC 820-10, Fair Value Measurement, defines fair value, establishes a consistent framework for measuring fair value and requires disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Among other things, the standard requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair Value Hierarchy

ASC 820-10 specifies a hierarchy of inputs based on whether the inputs are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions.

These two types of inputs have created the following fair value hierarchy:

Level 1—Quoted prices for identical instruments in active markets.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company’s policy with respect to transfers between levels of the fair value hierarchy is to recognize transfers into and out of each level as of the end of the reporting period.

Determination of Fair Value

For assets and liabilities carried at fair value, the Company primarily utilizes third-party valuation service providers to derive fair values based on various methodologies, including market quotes where available, external non-binding broker quotes, and proprietary valuation models. The Company assesses the reasonableness of security values received from valuation service providers through various analytical techniques including comparing the information obtained from the valuation service providers to other third-party valuation sources for selected securities.

Fair Value of Financial Instruments

The following tables summarize the fair value and carrying amount of financial instruments:

	September 30, 2015
	Carrying		Estimated	Estimated fair value
(In millions of dollars)	value		fair value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$1,011		$1,011	$—	$1,011	$—
Investments (Note 6)	1,403		1,403	160	1,187	56
Consumer finance receivables (Note 7)	7,819	[1]	8,789	—	—	8,789
Liabilities
Related party debt (Note 16)	6		6	—	—	6
Revolving line of credit - related party (Note 16)	284		284	—	—	284
Revolving line of credit - third party (Note 10)	1,136		1,136	—	—	1,136
Long-term debt (Note 10)	6,178		6,283	—	—	6,283

1                   The carrying value of consumer finance receivables is calculated as net consumer finance receivables excluding unearned premium and claim reserves of $406 million.

	December 31, 2014
	Carrying		Estimated	Estimated fair value
(In millions of dollars)	value		fair value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$319		$319	$—	$319	$—
Investments (Note 6)	1,391		1,391	57	1,276	58
Consumer finance receivables (Note 7)	7,741	[1]	8,758	—	—	8,758
Liabilities
Related party debt (Note 16)	3,249		3,249	—	—	3,249
Long-term debt (Note 10)	3,408		3,480	—	—	3,480

1                   The carrying value of consumer finance receivables is calculated as net consumer finance receivables excluding unearned premium and claim reserves of $415 million.

Fair value assumptions of the financial instruments listed below are based upon subjective estimates of market conditions and perceived risks of the financial instruments at a certain point in time, as disclosed further in various notes to the Condensed Consolidated and Combined Financial Statements.

Fixed maturities and equity securities—fair value is based primarily on quoted market prices for similar instruments or if quoted market prices are not available, discounted expected cash flows using market rates for similar instruments which are commensurate with the credit quality and maturity of the investments. If market rates for similar instruments are not available, other valuation techniques would be used and the asset would be classified as Level 3.

Short-term and other investments—carrying value approximates fair value due to the relatively short period of time between the origination of the investment and its expected maturity or realization.

Consumer finance receivables—fair value is estimated using a discounted cash flow methodology using assumptions management believes a market participant would make in valuing these assets.

Related party debt—carrying value approximates fair value due to the short-term nature of these instruments.

Revolving line of credit—carrying value approximates fair value due to the short-term nature of these instruments.

Long-term debt—fair value measurements of long-term debt are based upon input from market participants or indicative prices obtained from a third party.

The disclosed fair values for financial instruments do not reflect any premium or discount that could result from offering for sale, at one time, the Company’s entire holdings of a particular financial instrument. In addition, any potential taxes and other expenses that would be incurred in an actual sale or settlement are not reflected in amounts disclosed.

Items Measured at Fair Value on a Recurring Basis

The Company has certain financial assets that are required to be reported on the Condensed Consolidated Statements of Financial Position at fair value, on a recurring basis. The Company does not have any items that are required to be reported on the Condensed Consolidated Statements of Financial Position at fair value, on a nonrecurring basis.

The following tables summarize investments measured at fair value on a recurring basis:

	September 30, 2015
(In millions of dollars)	Level 1	Level 2	Level 3	Total
Fixed maturity securities:
Mortgage-backed:
U.S. government agency guaranteed	$—	$57	$2	$59
Prime	—	4	—	4
Commercial	—	63	—	63
Total mortgage-backed	—	124	2	126
U.S. Treasury and federal agency	10	16	—	26
State and municipal	—	50	—	50
Foreign government	37	98	—	135
Corporate	4	846	40	890
Other debt	—	53	10	63
Total fixed maturity securities	51	1,187	52	1,290
Equity securities	36	—	4	40
Short-term and other securities	73	—	—	73
Total investments	$160	$1,187	$56	$1,403

	December 31, 2014
(In millions of dollars)	Level 1	Level 2	Level 3	Total
Fixed maturity securities:
Mortgage-backed:
U.S. government agency guaranteed	$—	$66	$1	$67
Prime	—	5	—	5
Commercial	—	54	1	55
Total mortgage-backed	—	125	2	127
U.S. Treasury and federal agency	12	15	—	27
State and municipal	—	48	—	48
Foreign government	—	147	1	148
Corporate	1	857	40	898
Other debt	—	53	10	63
Total fixed maturity securities	13	1,245	53	1,311
Equity securities	44	—	5	49
Short-term and other securities	—	31	—	31
Total investments	$57	$1,276	$58	$1,391

Transfers between Level 1 and Level 2 of the Fair Value Hierarchy

For the nine months ended September 30, 2015, the Company transferred no investments from Level 1 to Level 2 and $54 million of investments from Level 2 to Level 1. Transfers from Level 2 to Level 1 related to short-term and other securities and foreign government securities, which were traded with sufficient frequency to constitute an active market.

For the nine months ended September 30, 2014, the Company did not transfer any investments between Level 1 and Level 2.

The following tables summarize the changes in the Level 3 fair value category:

(In millions of dollars)	Balance, June 30, 2015	Transfers into Level 3	Transfers out of Level 3	Purchases	Sales	Net realized gains (losses)	Net unrealized losses in other comprehensive income on assets still held	Balance, September 30, 2015
Fixed maturity securities:
Mortgage-backed:
U.S. government agency guaranteed	$5	$—	$(3)	$—	$—	$—	$—	$2
Prime	—	—	—	—	—	—	—	—
Commercial	—	—	—	—	—	—	—	—
Total mortgage-backed	5	—	(3)	—	—	—	—	2
Foreign Government	—	—	—	—	—	—	—	—
Corporate	37	5	—	2	(3)	—	(1)	40
Other debt	10	—	—	—	—	—	—	10
Total fixed maturity securities	52	5	(3)	2	(3)	—	(1)	52
Equity securities	3	1	—	—	—	—	—	4
Total fixed maturity and equity securities	$55	$6	$(3)	$2	$(3)	$—	$(1)	$56

(In millions of dollars)	Balance, June 30, 2014	Transfers into Level 3	Transfers out of Level 3	Purchases	Sales	Net realized gains (losses)	Net unrealized gains in other comprehensive income on assets still held	Balance, September 30, 2014
Fixed maturity securities:
Mortgage-backed:
U.S. government agency guaranteed	$1	$—	$—	$—	$—	$—	$—	$1
Prime	—	1	—	—	—	—	—	1
Commercial	2	(1)	—	—	—	—	—	1
Total mortgage-backed	3	—	—	—	—	—	—	3
Corporate	40	1	—	—	(1)	—	—	40
Other debt	10	—	—	—	—	—	—	10
Total fixed maturity securities	53	1	—	—	(1)	—	—	53
Equity securities	7	4	(5)	1	—	—	—	7
Total fixed maturity and equity securities	$60	$5	$(5)	$1	$(1)	$—	$—	$60

(In millions of dollars)	Balance, January 1, 2015	Transfers into Level 3	Transfers out of Level 3	Purchases	Sales	Net realized gains (losses)	Net unrealized losses in other comprehensive income on assets still held	Balance, September 30, 2015
Fixed maturity securities:
Mortgage-backed:
U.S. government agency guaranteed	$1	$4	$(3)	$—	$—	$—	$—	$2
Prime	—	—	—	—	—	—	—	—
Commercial	1	1	(2)	—	—	—	—	—
Total mortgage-backed	2	5	(5)	—	—	—	—	2
Foreign Government	1	—	(1)	—	—
Corporate	40	5	—	2	(6)	—	(1)	40
Other debt	10	—	—	—	—	—	—	10
Total fixed maturity securities	53	10	(6)	2	(6)	—	(1)	52
Equity securities	5	4	(4)	—	(1)	—	—	4
Total fixed maturity and equity securities	$58	$14	$(10)	$2	$(7)	$—	$(1)	$56

(In millions of dollars)	Balance, January 1, 2014	Transfers into Level 3	Transfers out of Level 3	Purchases	Sales	Net realized gains (losses)	Net unrealized gains in other comprehensive income on assets still held	Balance, September 30, 2014
Fixed maturity securities:
Mortgage-backed:
U.S. government agency guaranteed	$5	$1	$(4)	$—	$(1)	$—	$—	$1
Prime	—	2	(1)	—	—	—	—	1
Commercial	—	1	—	—	—	—	—	1
Total mortgage-backed	5	4	(5)	—	(1)	—	—	3
Corporate	37	2	—	3	(2)	—	—	40
Other debt	10	—	—	—	—	—	—	10
Total fixed maturity securities	52	6	(5)	3	(3)	—	—	53
Equity securities	6	11	(12)	2	—	—	—	7
Total fixed maturity and equity securities	$58	$17	$(17)	$5	$(3)	$—	$—	$60

Transfers in and out of Level 3 of the Fair Value Hierarchy

For the three months ended September 30, 2015, securities, primarily related to mortgage-backed, corporate, and equity, were transferred into and out of Level 3 due to changes in the level of price observability for the specific securities. Of the $6 million of securities transferred into Level 3, $1 million was transferred from Level 1 and $5 million was transferred from Level 2. Of the $3 million of securities transferred out of Level 3, $0 million was transferred into Level 1 and $3 million was transferred into Level 2.

For the nine months ended September 30, 2015, securities, primarily related to mortgage-backed, corporate, and equity were transferred into and out of Level 3 due to changes in the level of price observability for the specific securities. Of the $14 million of securities transferred into Level 3, $4 million was transferred from Level 1 and $10 million was transferred from Level 2. Of the $10 million of securities transferred out of Level 3, $4 million was transferred into Level 1 and $6 million was transferred into Level 2.

For the three months ended September 30, 2014, securities, primarily related to equity and mortgage-backed securities were transferred into and out of Level 3 due to changes in the level of price observability for the specific securities. Of the $5 million transferred into Level 3, $3 million was transferred from Level 1 and $2 million was transferred from Level 2. Of the $5 million transferred out of Level 3, $4 million was transferred into Level 1 and $1 million was transferred into Level 2.

For the nine months ended September 30, 2014, securities, primarily related to equity and mortgage-backed securities, were transferred into and out of Level 3 due to changes in the level of price observability for the specific securities. Of the $17 million transferred into Level 3, $7 million was transferred from Level 1 and $10 million was transferred from Level 2. Of the $17 million transferred out of Level 3, $10 million was transferred into Level 1 and $7 million was transferred into Level 2.

Valuation Techniques and Inputs for Level 2 Fair Value Measurements

At September 30, 2015 and December 31, 2014, the financial instruments in Level 2 consisted of cash and investments. Investments in Level 2 were composed primarily of corporate securities, mortgage-backed securities and foreign government securities. The fair value for these investments is based upon: (1) quoted prices for similar assets in active markets; (2) quoted prices for identical or similar assets in inactive markets; or (3) valuations based on models where the significant inputs are observable; including, but not limited to, interest rates, yield curves, prepayment speeds, default rates and loss severities; or where the significant inputs can be corroborated by observable market data.

Valuation Techniques and Inputs for Level 3 Fair Value Measurements

At September 30, 2015 and December 31, 2014, the majority of the investments in Level 3 were corporate securities for which the fair value is measured by the Company’s third-party valuation service provider using a price based methodology with the significant unobservable input as the price, which ranges from 3.24 to 115.79 of par at September 30, 2015 and from 3.27 to 116.38 of par at December 31, 2014.

The effect on the fair value measurement of a given security is wholly dependent on the amount and direction of any changes in the unobservable price input.

(16) Related Party Transactions

Expense Allocations

The Condensed Consolidated and Combined Financial Statements include direct and indirect expense allocations of certain costs for employee benefits and support functions provided on a centralized basis by various providers across Citigroup and CCC. These expenses are allocated to the Company based on various cost- and/or activity-related drivers.

The following table summarizes the Company’s allocated share of the related costs from Citigroup and CCC providers:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of dollars)	2015	2014	2015	2014

Direct costs	$51	$53	$154	$157
Indirect costs	13	11	39	33
Total allocated expenses	$64	$64	$193	$190

Direct Allocated Costs

Direct allocated costs represent specific services or functions that are attributable to the Company based on actual and/or estimated usage or consumption. These services include employee benefits, technology, occupancy, and other direct costs. Citigroup and CCC allocate the costs associated with these services using established allocation methodologies.

Indirect Allocated Costs

Indirect allocated costs represent general corporate level services provided to the Company and other affiliates by Citigroup. Corporate level services include finance, human resources, compliance, risk, legal, communications, treasury, audit, administration and security. The costs are attributed to the Company in two steps; first, using a consumption based survey; and second, based on metrics that are reflective of service usage.

Revenue Allocations

The Insurance segment provides administrative support related to debt protection products on behalf of other Citigroup affiliates. The Company recorded income related to these services of $3 million and $10 million for the three and nine months ended September 30, 2015 and $3 million and $9 million for the three and nine months ended September 30, 2014. These amounts are classified in Other revenue on the Condensed Consolidated and Combined Statements of Income.

The Company provides other shared support to an affiliate and recorded income related to these services of $1 million and $3 million for the three and nine months ended September 30, 2015 and $1 million and $5 million for the three and nine months ended September 30, 2014. These amounts are classified in Other revenue on the Condensed Consolidated and Combined Statements of Income.

Related Party Debt

The Company’s related party debt was $6 million and $3.2 billion, net of related party receivables of $646 million and $1.7 billion at September 30, 2015 and December 31, 2014. These balances are short-term in nature with no stated maturity and include charges for operational support and the borrowing and lending of funds. Interest is charged monthly and is based on CCC’s cost of funds.

In addition, $284 million of the $1.4 billion drawn on the revolving credit facility is due to an affiliate (as discussed in Note 10). Interest is charged monthly and is primarily based on a LIBOR-indexed floating rate.

The following table summarizes information with respect to related party debt:

	Nine Months Ended	Year Ended
(In millions of dollars, except weighted average interest rate)	September 30, 2015	December 31, 2014

Weighted average interest rate	3.87%	3.93%
Maximum outstanding balance	$3,550	$5,625
Interest paid	$45	$178

Other Related Party Transactions

Cash on deposit with related parties was $483 million and $32 million as of September 30, 2015 and December 31, 2014. These balances are classified in Cash and cash equivalents on the Condensed Consolidated Statements of Financial Position.

Income taxes payable of $59 million at September 30, 2015 is comprised of income taxes payable to affiliates of $57 million and income taxes payable to taxing authorities of $2 million. Income taxes payable of $506 million at December 31, 2014 is comprised of income taxes payable to affiliates of $497 million and income taxes payable to taxing authorities of $9 million.

During the nine months ended September 30, 2015, the Company transferred software totaling $13 million to an affiliate and acquired $7 million of software and other premises and equipment from an affiliate. Both transfers occurred at carrying value.

On January 6, 2014, the Company transferred real estate loan servicing responsibilities to an affiliate. Due to a licensing restriction, the servicing relating to $57 million of loans could not be released until April 6, 2014. The Company received servicing fees of $2 million for the three and nine months ended September 30, 2014 related to the servicing of real estate loans that were transferred to an affiliate in 2014. These servicing fees are classified in Other revenue on the Condensed Consolidated and Combined Statements of Income. The Company did not receive or pay any consideration relating to the servicing transfer.

On January 1, 2014, the Company transferred its residential first mortgage and home equity loans totaling approximately $463 million to affiliates in the form of a distribution. The distribution occurred at carrying value and accordingly, no gain or loss was recognized.

(17) Incentive Compensation

The Company’s executives and employees participate in the Citigroup programs described under Note 2 “Summary of Significant Accounting Policies” to the annual audited Consolidated and Combined Financial Statements and related notes as of December 31, 2014. The Company makes cash payments to reimburse Citigroup for the cost of the awards when shares are delivered to participants (the payments are based on market value of the vested stock awards at such time or the spread realized by the employee on an option exercise). The Company recognizes compensation expense for the awards as described below.

The compensation expense related to discretionary annual incentive cash awards was $2 million and $6 million for the three and nine months ended September 30, 2015 and $2 million and $6 million for the three and nine months ended September 30, 2014. These amounts are classified in Compensation and benefits expense on the Condensed Consolidated and Combined Statements of Income.

The compensation expense related to variable incentive compensation awards was $9 million and $22 million for the three and nine months ended September 30, 2015 and $5 million and $17 million for the three and nine months ended September 30, 2014 and is classified in Compensation and benefits expense on the Condensed Consolidated and Combined Statements of Income.

The compensation expense related to stock awards was immaterial for the three and nine months ended September 30, 2015 and 2014.

(18) Retirement and Postemployment Benefits

The Company participates in several noncontributory defined benefit pension plans sponsored by Citigroup covering certain U.S. employees. Citigroup’s U.S. qualified defined benefit plan was frozen effective January 1, 2008 for most employees. Accordingly, no additional compensation-based contributions were credited to the cash balance portion of the plan for existing plan participants after 2007. However, certain employees covered under the prior final pay plan formula continue to accrue benefits. The Company also participates in a number of noncontributory, nonqualified pension plans. These plans, which are unfunded, provide supplemental defined pension benefits to certain U.S. employees. With the exception of a few employees covered under the prior final average pay formulas, the benefits under these plans were frozen in prior years. The allocated share of the related net benefit for these pension plans was $3 million and $7 million for the three and nine months ended

September 30, 2015 and $2 million and $7 million for the three and nine months ended September 30, 2014. These amounts are classified in Compensation and benefits expense on the Condensed Consolidated and Combined Statements of Income.

The Company also participates in postretirement health care and life insurance benefits offered by Citigroup to certain eligible U.S. retired employees. The allocated share of the related expense is classified in Compensation and benefits expense on the Condensed Consolidated and Combined Statements of Income and was not material to the results of operations for the three and nine months ended September 30, 2015 and 2014.

The Company also participates in postemployment plans sponsored by Citigroup that provide income continuation and health and welfare benefits to certain eligible U.S. employees on long-term disability. The allocated share of the related expense is classified in Compensation and benefits expense on the Condensed Consolidated and Combined Statements of Income and was not material to the results of operations for the three and nine months ended September 30, 2015 and 2014.

Citigroup sponsors defined contribution plans in the United States and in certain non-U.S. locations, all of which are administered in accordance with local laws. The most significant defined contribution plan is the Citigroup 401(k) Plan in the U.S. Under the Citigroup 401(k) plan, eligible U.S. employees received matching contributions of up to 6% of their eligible compensation for 2015 and 2014 subject to statutory limits. Additionally, for eligible employees whose eligible compensation is $100,000 or less, a fixed contribution of up to 2% of eligible compensation is provided. All Company contributions are invested according to participants’ individual elections. The expense allocated to the Company for the Citigroup 401(k) Plan amounted to approximately $4 million and $12 million for the three and nine months ended September 30, 2015 and $4 million and $12 million for the three and nine months ended September 30, 2014. These amounts are classified in Compensation and benefits expense on the Condensed Consolidated and Combined Statements of Income and included in direct allocated costs. Refer to Note 16 for further discussion on direct allocated costs.

(19) Commitments and Contingencies

In the ordinary course of business, the Company including its affiliates and subsidiaries, as well as its respective current and former officers, directors and employees, routinely are named as defendants in, or as parties to, various actual or threatened legal actions and proceedings. Certain of these actions and proceedings assert claims or seek relief in connection with alleged violations of consumer protection, lending, insurance, anti-fraud, anti-money laundering, employment and other statutory and common laws. Certain of these legal actions and proceedings may include claims for substantial or indeterminate compensatory or punitive damages, or for injunctive relief, and in some instances, seek recovery on a class-wide basis.

In the ordinary course of business, the Company is also subject to governmental and regulatory examinations, information-gathering requests, investigations and proceedings (both formal and informal), certain of which may result in adverse judgments, settlements, fines, penalties, restitutions, disgorgements, injunctions or other relief. In addition, the Company and certain of its affiliates and subsidiaries are regulated entities and, in those capacities, subject to regulation by various U.S. and state regulators. In connection with formal and informal inquiries by these regulators, the Company receives requests, subpoenas and orders seeking documents, testimony and other information in connection with various aspects of their regulated activities. The Company from time to time receives grand jury subpoenas and other requests for information or assistance, formal or informal, relating to the Company and its customers, from federal or state law enforcement agencies. The Company seeks to resolve all litigation and regulatory matters in the manner management believes is in the best interests of the Company and its shareholders, and contests liability, allegations of wrongdoing and, where applicable, the amount of damages or scope of any penalties or other relief sought as appropriate in each pending matter.

In accordance with ASC 450, Contingencies accruals are established for contingencies, including litigation and regulatory matters, when management believes it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. When the reasonable estimate of the loss is within a range of amounts, the minimum amount of the range is accrued, unless some higher amount within the range is a better estimate than any other amount within the range. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. In view of the inherent unpredictability of litigation and regulatory matters, particularly where the damages sought are substantial or indeterminate, the investigations or proceedings are in the early stages, or the matters involve novel legal theories or a large number of parties, the Company cannot predict the timing or ultimate resolution of litigation and regulatory matters, and the actual costs of resolving litigation and regulatory matters may be substantially higher or lower than the amounts accrued for those matters.

Subject to the foregoing, it is the opinion of the Company’s management, based on current knowledge and after taking into account its current legal accruals, that the eventual outcome of the matters described in this Note would not be likely to have a material adverse effect on the Company’s financial condition. Nonetheless, given the substantial or indeterminate amounts sought in certain of these matters, and the inherent unpredictability of such matters, an adverse outcome in certain of these matters could, from time to time, have a material adverse effect on its results of operations or cash flows in particular periods.

Litigation and Regulatory Contingencies

Securitizations

In December 2014, the Company received a subpoena from the Department of Justice requesting information related to the Company’s origination, servicing and securitization of personal loans secured by autos. The Company is fully cooperating with the inquiry.

West Virginia Consumer Finance Litigation

In 2006, Paul Lightner filed a counter-claim class action complaint seeking recovery under West Virginia’s Consumer Credit and Protection Act against CitiFinancial, Inc. (WV) for selling insurance with allegedly inflated premiums and for allegedly taking impermissible security interests in household goods. In 2008, the trial court certified a class under both claims and denied CitiFinancial, Inc.’s motion for summary judgment on both claims. CitiFinancial, Inc. appealed the denial of summary judgment on the insurance claim, and in 2009 the West Virginia Supreme Court reversed the trial court, and held that appropriateness of insurance rates was a matter to be decided by the West Virginia Insurance Commissioner. In 2010, the West Virginia Insurance Commissioner ruled in CitiFinancial, Inc. (WV)’s favor, and plaintiffs appealed this decision. In June 2014, the West Virginia Supreme Court ruled in CitiFinancial, Inc. (WV)’s favor, and affirmed the decision of the Insurance Commissioner. The matter has been remanded back to the trial court, where a new judge has been assigned to the matter. CitiFinancial, Inc. (WV) is subject to the prior judge’s 2008 certification order, and is seeking to have the remaining claim for taking impermissible security interests in household goods decertified. Additional information concerning this matter is publicly available in court filings under Lightner v. CitiFinancial, Inc., Case No. 02-C0723 (Cir. Ct. Marshall Co. WV).

Other Commitments and Contingencies

On July 25, 2014, CCC executed a Host Services Agreement on behalf of the Company and other affiliates. In conjunction with this agreement, the Company executed a work order directly with the third party for maintenance services, which is expected to commence once the new account management system is operational. The work order has an initial five year term and provides for payments based on a fixed fee per loan processed. If, once effective, the work order is terminated by the Company without cause, the Company would be obligated to pay a termination fee of $26 million less any fees already paid under the agreement.

On August 13, 2014, CCC entered into an agreement to obtain a new back-office account management system on behalf of the Company and other affiliates. The related expense allocated to the Company is not material for the nine months ended September 30, 2015. This contract can be terminated prior to completion in exchange for an early termination fee of approximately $9 million less any amounts already paid under the contract. If incurred, a significant portion of the termination fee would be allocated to the Company.

(20) Subsequent Events

On October 20, 2015, the Company paid a dividend of $90 million to CCC.

The Company has evaluated all events subsequent to the balance sheet date as of September 30, 2015 through November 12, 2015, which is the date these consolidated and combined financial statements were available to be issued, and have determined that there are no other subsequent events that required disclosure under ASC 855, Subsequent Events.